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                                                                      EXHIBIT 21


                           CANARGO ENERGY CORPORATION

                              LIST OF SUBSIDIARIES

                             As of December 31, 1998


                   Name                             Jurisdiction of Incorporation
                   ----                             -----------------------------

CanArgo Oil & Gas, Inc.                                Alberta, Canada

Electromagnetic Oil Recovery International, Inc.       Alberta, Canada

Focan Ltd.                                             Alberta, Canada

Fountain Oil Adygea Incorporated                       Delaware

Fountain Oil Boryslaw Incorporated                     Delaware

Fountain Oil Boryslaw Limited                          Cyprus

Fountain Oil Norway AS                                 Norway

Fountain Oil Production Incorporated                   Delaware

Fountain Oil Services Ltd.                             Bermuda

Fountain Oil Ukraine Ltd.                              Alberta, Canada

Fountain Oil U.S., Inc.                                Oklahoma

Gastron International Ltd.                             British Virgin Islands

Uentech Corporation                                    Oklahoma

UK-RAN Oil Corporation                                 Alberta, Canada